                              AMENDED AND RESTATED

                        FOREIGN CUSTODY MANAGER AGREEMENT

         AGREEMENT made as of July 2, 2001 among Nations Fund Trust, Nations Fund, Inc., Nations Reserves, Nations Separate Account Trust, Nations Master Investment Trust and Nations Funds Trust on behalf of their respective mutual funds identified on the Appendix hereto (each, a "Fund"; collectively, the "Funds") and The Bank of New York ("BNY").

                                   WITNESSETH:

         WHEREAS, each Fund has appointed BNY as a Foreign Custody Manager under a Foreign Custody Manager Agreement dated December 1, 1997 as amended as of August 6, 1998 (the "Prior Agreement");

         WHEREAS, each Fund and BNY desire to amend and restate the Prior Agreement;

         WHEREAS, BNY desires to continue to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and condition contained herein;

         NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, each Fund and BNY hereby agrees as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the relevant Fund.

         2. "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule (as defined below).

         3. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities (as defined below) specified in clause (b) of
Section 1 of Article III of this Agreement.

         4. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY as a Foreign Custody Manager with respect to each Specified Country (as defined below) and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

         5. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

         6. "SPECIFIED COUNTRY" shall mean each country listed on Schedule I attached hereto, and each country, other than the United States, with respect to which an Authorized Person (as defined in one or more Custody Agreement(s) between the relevant Fund and BNY as custodian (each, a "Custody Agreement")) has given settlement instructions to BNY as custodian (the "Custodian") under the Custody Agreement.

                                  ARTICLE II.
                        BNY AS A FOREIGN CUSTODY MANAGER

         1. Each Fund, by authority of its Board, hereby delegates to BNY with respect to each Specified Country the Responsibilities.

         2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Funds' Foreign Assets (as defined in the Rule) would exercise.

         3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including, but not limited to, the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian and such additional information regarding such matters as and when the Board may reasonably request and containing such detail as the parties shall agree.

                                  ARTICLE III.
                                RESPONSIBILITIES

         1. (a) Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (i) determine that Foreign Assets of each Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation, those contained in Section (c)(1) of the Rule; (ii) determine that each Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's Foreign Assets based on the standards specified in paragraph (c)(1) of the Rule; and (iii) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the Foreign Assets of each Fund as such specified provisions in their entirety.

         (b) In addition, subject to the provisions of this Agreement, BNY shall with respect to each Eligible Foreign Custodian (i) monitor pursuant to the Monitoring System (x) the appropriateness of maintaining the Foreign Assets of the Funds with a particular Eligible Foreign Custodian pursuant to paragraph
(c)(1) of the Rule and (y) performance of the contract governing such arrangement under paragraph (c)(2) of the Rule; and (ii) advise the appropriate Fund(s) whenever an arrangement (including any material change in the contract governing such arrangement) described in preceding clause (b)(i) no longer meets the requirements of the Rule.

         2. For purposes of clause (b)(i) of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding, assets in a particular country including, but not limited to,
(a) an Eligible Foreign Custodian's use of any depositories that act as or operate a system for the central handling of securities or equivalent book-entries, or a transnational system for the central handling of securities or any equivalent book-entries in their respective countries of incorporation;
(b) such country's financial infrastructure, (c) such country's prevailing custody and settlement practices, (d) nationalization, expropriation or other governmental actions, (e) regulation of the banking or securities industry, (f) currency controls, restrictions, devaluations or fluctuations, and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                  ARTICLE IV.
                                 REPRESENTATIONS

         1. Each Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present; and (c) the Board or its investment adviser or investment sub-adviser pursuant to delegated authority has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other Specified Country.

         2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) BNY is a U.S. Bank, as defined in Section (a)(7) of the Rule; (c) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (d) BNY has established the Monitoring System.

                                   ARTICLE V.
                                 CONCERNING BNY

         1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, any Fund, except that BNY shall be liable for all such amounts to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to any Fund, such Fund's Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

         2. Each Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

         3. For its services hereunder, each Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed in writing, it being understood that the parties have no present intention that BNY receive any compensation or out-of-pocket expenses under this Agreement.

         4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                  ARTICLE VI.
                                  MISCELLANEOUS

         1. This Agreement constitutes the entire agreement between each Fund and BNY with respect to the matters covered hereby, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

         2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

         3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to a Fund shall be sufficiently given if received by it at its offices at Richard H. Blank, Jr., Corporate Secretary, The Nations Funds, 111 Center Street, Suite 300, Little Rock, Arkansas 72201, with a copy to Edward D. Bedard, Bank of America Advisors, LLC, One Bank of America Plaza, 101 South Tryon Street, Charlotte, North Carolina 28255, or at such other place as the Fund may from time to time designate in writing.

         4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

         5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Each Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Each Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

         6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Funds and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person.

         7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         8. As to any Fund this Agreement shall terminate simultaneously with the termination of the Custody Agreement between such Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of such notice.

         IN WITNESS WHEREOF, each Fund on behalf of its mutual funds identified on the Appendix hereto and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.



                                       NATIONS FUND TRUST



                                       By: /s/ A. Max Walker
                                          --------------------------------------
                                          A. Max Walker
                                          President and Chairman of the Board of
                                          Trustees



                                       NATIONS FUND, INC.



                                       By: /s/ A. Max Walker
                                          --------------------------------------
                                          A. Max Walker
                                          President and Chairman of the Board of
                                          Directors



                                       NATIONS RESERVES



                                       By: /s/ A. Max Walker
                                          --------------------------------------
                                          A. Max Walker
                                          President and Chairman of the Board of
                                          Trustees



                                       NATIONS SEPARATE ACCOUNT TRUST



                                       By: /s/ A. Max Walker
                                          --------------------------------------
                                          A. Max Walker
                                          President and Chairman of the Board of
                                          Trustees

                                       NATIONS MASTER INVESTMENT TRUST



                                       By: /s/ A. Max Walker
                                          --------------------------------------
                                          A. Max Walker
                                          President and Chairman of the Board of
                                          Trustees



                                       NATIONS FUNDS TRUST



                                       By: /s/ A. Max Walker
                                          --------------------------------------
                                          A. Max Walker
                                          President and Chairman of the Board of
                                          Trustees



                                       THE BANK OF NEW YORK



                                       By: /s/ Ira Rosner
                                          --------------------------------------
                                          Ira Rosner
                                          Vice President

                                    APPENDIX

NATIONS FUNDS TRUST
1.       Corporate Bond Portfolio
2.       High Income Portfolio
3.       Mortgage- and Asset-Backed Portfolio
4.       Nations Asset Allocation Fund
5.       Nations Bond Fund
6.       Nations California Intermediate Municipal Bond Fund
7.       Nations California Municipal Bond Fund
8.       Nations California Tax-Exempt Reserves
9.       Nations Capital Growth Fund
10.      Nations Cash Reserves
11.      Nations Classic Value Fund
12.      Nations Convertible Securities Fund
13.      Nations Emerging Markets Fund
14.      Nations Financial Services Fund
15.      Nations Florida Intermediate Municipal Bond Fund
16.      Nations Florida Municipal Bond Fund
17.      Nations Georgia Intermediate Municipal Bond Fund
18.      Nations Global Value Fund
19.      Nations Government Reserves
20.      Nations Government Securities Fund
21.      Nations High Yield Bond Fund
22.      Nations Intermediate Bond Fund
23.      Nations Intermediate Municipal Bond Fund
24.      Nations International Equity Fund
25.      Nations International Value Fund
26.      Nations Kansas Municipal Income Fund
27.      Nations LargeCap Index Fund
28.      Nations LargeCap Value Fund
29.      Nations Managed Index Fund
30.      Nations Marsico 21st Century Fund
31.      Nations Marsico Focused Equities Fund
32.      Nations Marsico Growth Fund
33.      Nations Marsico International Opportunities Fund
34.      Nations Maryland Intermediate Municipal Bond Fund
35.      Nations MidCap Growth Fund
36.      Nations MidCap Index Fund
37.      Nations MidCap Value Fund
38.      Nations Money Market Reserves
39.      Nations Municipal Income Fund
40.      Nations Municipal Reserves
41.      Nations New York Tax-Exempt Reserves
42.      Nations North Carolina Intermediate Municipal Bond Fund

43.      Nations Research Fund
44.      Nations Short-Intermediate Government Fund
45.      Nations Short-Term Income Fund
46.      Nations Short-Term Municipal Income Fund
47.      Nations SmallCap Index Fund
48.      Nations SmallCap Value Fund
49.      Nations Small Company Fund
50.      Nations South Carolina Intermediate Municipal Bond Fund
51.      Nations Strategic Growth Fund
52.      Nations Strategic Income Fund
53.      Nations Tax-Exempt Reserves
54.      Nations Tennessee Intermediate Municipal Bond Fund
55.      Nations Texas Intermediate Municipal Bond Fund
56.      Nations Treasury Reserves
57.      Nations Value Fund
58.      Nations Virginia Intermediate Municipal Bond Fund

NATIONS SEPARATE ACCOUNT TRUST (FORMERLY NATIONS ANNUITY TRUST)
1.       Nations Asset Allocation Portfolio
2.       Nations Capital Growth Portfolio
3.       Nations High Yield Bond Portfolio
4.       Nations International Value Portfolio
5.       Nations Marsico Focused Equities Portfolio
6.       Nations Marsico Growth Portfolio
7.       Nations Marsico International Opportunities Portfolio
8.       Nations Marsico 21st Century Portfolio
9.       Nations MidCap Growth Portfolio
10.      Nations Small Company Portfolio
11.      Nations Value Portfolio

NATIONS MASTER INVESTMENT TRUST
1.       High Yield Portfolio
2.       International Bond Portfolio
3.       Nations High Yield Bond Master Portfolio
4.       Nations Intermediate Bond Master Portfolio
5.       Nations International Equity Master Portfolio
6.       Nations International Value Master Portfolio
7.       Nations Marsico Focused Equities Master Portfolio
8.       Nations Marsico Growth Master Portfolio
9.       Nations Marsico International Opportunities Master Portfolio
10.      Nations Marsico 21st Century Master Portfolio
11.      Nations SmallCap Value Master Portfolio
12.      Nations Strategic Growth Master Portfolio

Last amended: August 28, 2002

         IN WITNESS WHEREOF, the parties hereto have caused the amended Appendix to be executed by their officers designated below as of the 28th day of August, 2002.



                                       NATIONS SEPARATE ACCOUNT TRUST



                                       By: /s/ Richard H. Blank, Jr.
                                          --------------------------------------
                                          Richard H. Blank, Jr.
                                          Secretary



                                       NATIONS MASTER INVESTMENT TRUST



                                       By: /s/ Richard H. Blank, Jr.
                                          --------------------------------------
                                          Richard H. Blank, Jr.
                                          Secretary



                                       NATIONS FUNDS TRUST



                                       By: /s/ Richard H. Blank, Jr.
                                          --------------------------------------
                                          Richard H. Blank, Jr.
                                          Secretary



                                       THE BANK OF NEW YORK



                                       By: /s/ Ira Rosner
                                          --------------------------------------
                                          Ira Rosner
                                          Vice President